Exhibit 99.1




NEWS RELEASE                                              FOR IMMEDIATE RELEASE

For Further Information Contact:
Steven T. Sobieski                                        Kevin  McGrath
Chief Financial Officer                                   Cameron  Associates
(908) 947-1106                                            (212)  245-8800
ssobieski@lifecell.com                                    kevin@cameronassoc.com
----------------------                                    ----------------------


                         LIFECELL CORPORATION ANNOUNCES
                       2003 FIRST QUARTER FINANCIAL RESULTS

BRANCHBURG, N.J., APRIL 24, 2003-- LifeCell Corporation (NASDAQ:LIFC), a leader in the emerging field of regenerative medicine through the development and commercialization of biological products to repair or replace the body's damaged tissue, announced today financial results for the first quarter ended March 31, 2003.

FIRST  QUARTER  2003  HIGHLIGHTS:

     - Product revenues of $8.6 million, up 17 percent from $7.3 million in first quarter of 2002;
     - Income before taxes of $364,000, up 94 percent from $188,000 in first quarter of 2002;
     -    Secured  a $4 million credit facility through Silicon Valley Bank; and
     - Commenced full commercial launch of Graft Jacket(TM) through our previously announced partnership with Wright Medical Technology.

"Our core business is solid and growing," commented Paul Thomas, President and CEO of LifeCell. "We remain committed to delivering consistently improving operating results while investing in our future to create long-term growth and returns for our shareholders."

FIRST QUARTER FINANCIAL RESULTS:

The Company reported total revenue of $9.0 million for the first quarter of 2003, up 17 percent from $7.7 million for the same period in 2002. Product revenues of $8.6 million were 17 percent above the $7.3 million reported for the first quarter of 2002. The increase in product revenues was largely due to increased demand for the Company's AlloDerm(R) products which grew 27 percent to $4.8 million in the quarter compared to $3.8 million in the first quarter of 2002. Repliform(R) revenues increased slightly in the quarter to $2.4 million from $2.3 million in the same quarter in 2002. All other product revenue, which includes Cymetra(R), Graft Jacket, SmartPReP(TM) and cryopreserved allograft skin, increased 17 percent, contributing $1.4 million in the first quarter of 2003 compared to $1.2 million in the same period in 2002. Research grant revenues were $410,000, up $61,000 from the first quarter of 2002.

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Income before income taxes in the first quarter of 2003 was $364,000 compared to
$188,000 in the first quarter of 2002. The improvement in operating results for 2003 was principally due to the increase in net contribution resulting from higher product revenues and improved gross margin resulting from the higher volume and operating efficiencies.

Net income for the first quarter of 2003 rose to $562,000 compared to net income of $436,000 in the first quarter of 2002. Net income in 2003 includes a $235,000 tax benefit related to the sale of state tax net operating losses compared to a $248,000 tax benefit realized in the first quarter of 2002.

The Company ended the quarter with cash and short-term investments of approximately $5.4 million.

CONFERENCE  CALL:

As previously reported, LifeCell will host a live conference call and webcast to discuss its first quarter 2003 operating results today at 11:00 a.m. Eastern time. The dial-in number to access the live call is (800) 362-0574, access code: lifecell. A replay of the conference call will be available through May 1, 2003 at (800) 938-2243.

To  access  the  listen-only,  live  webcast of the conference call please visit
LifeCell's  web  site  at  http://www.lifecell.com and click on the webcast icon
                           -----------------------
located in Corporate Information - Investor Relations. A replay of the webcast will be available through May 1, 2003.

ABOUT  LIFECELL
---------------

LifeCell is a leader in the emerging field of regenerative medicine through the development and commercialization of biological products for the repair and replacement of damaged or inadequate human tissue in numerous different clinical applications. The Company's patented tissue processing methods produce a unique matrix - a complex three dimensional structure that contains proteins, growth factors and vascular channels - that provides a complete template for the regeneration of normal human tissue. LifeCell currently markets a broad range of products: AlloDerm(R), acellular tissue matrix for skin grafting for burn and cancer patients as well as for reconstructive surgical procedures, through LifeCell's direct sales organization, and for periodontal surgery through BioHorizons, Inc.; Cymetra(R), a version of AlloDerm in particulate form for the correction of soft tissue defects, through LifeCell's direct sales organization and a co-promotion agreement with OMP, Inc.; Repliform(R), an acellular tissue matrix for urologic and gynecologic procedures, through a marketing agreement with Boston Scientific Corporation; and Graft Jacket(TM), an acellular tissue matrix for orthopedic applications, through a distribution agreement with Wright Medical Technology, Inc. The Company is also the exclusive marketing agent for the SmartPReP(TM) Platelet Concentration System in the United States to ear, nose and throat, plastic reconstructive and general surgeons in hospitals. The Company's ongoing product development programs include the application of its tissue matrix technology to vascular, nerve and orthopedic tissue repair; investigation of human tissues as carriers for therapeutics; Thrombosol(TM), a formulation for extended storage of platelets and technologies to enhance the storage of red blood cells for transfusion. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the Securities and Exchange Commission are available free of charge through our website at www.lifecell.com.
                  ----------------

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's ability to develop and market new products and deliver consistently improving operating results. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's Reports as filed with the Securities and Exchange Commission.

                                     -more-


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
                                LIFECELL CORPORATION
                                FINANCIAL HIGHLIGHTS
                                    (Unaudited)

STATEMENT OF OPERATIONS DATA:                          Three months ended March 31,
                                                       ----------------------------
                                                            2003           2002
                                                       --------------  ------------
Revenues:
    Product revenues                                   $   8,585,000   $ 7,310,000
    Research grant revenues                                  410,000       349,000
                                                       --------------  ------------
        Total revenues                                     8,995,000     7,659,000
                                                       --------------  ------------

Costs and expenses:
    Cost of products sold                                  2,540,000     2,396,000
    Research and development                               1,259,000     1,122,000
    General and administrative                             1,321,000     1,044,000
    Selling and marketing                                  3,497,000     2,858,000
                                                       --------------  ------------
        Total costs and expenses                           8,617,000     7,420,000
                                                       --------------  ------------

Income from operations                                       378,000       239,000

Interest and other expense, net                              (14,000)      (51,000)
                                                       --------------  ------------

Income before income taxes                                   364,000       188,000

Income tax benefit, net                                      198,000       248,000
                                                       --------------  ------------

Net income                                             $     562,000   $   436,000
                                                       ==============  ============

Net income per common share:
    Basic                                              $        0.03   $      0.02
                                                       ==============  ============
    Diluted                                            $        0.02   $      0.02
                                                       ==============  ============

Shares used in computing net income per common share:
    Basic                                                 21,306,995    20,777,407
                                                       ==============  ============
    Diluted                                               24,581,273    25,076,643
                                                       ==============  ============

                                                          March 31,    December 31,
SELECTED BALANCE SHEET DATA:                                 2003          2002
                                                       --------------  ------------
Cash and cash equivalents and short-term investments   $   5,442,000   $ 5,458,000
Working capital                                           11,763,000    11,466,000
Total assets                                              25,190,000    24,116,000
Long-term debt, including current portion                  1,379,000       863,000
Total stockholder's equity                                18,281,000    17,719,000


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